Exhibit 99.1

Charles & Colvard Secures New Credit Facility

Research Triangle Park, North Carolina, (July 17, 2018) — Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), the original and leading worldwide source of created moissanite, today announced that it has entered into a new credit facility with White Oak Commercial Finance, LLC (“WOCF”), an affiliate of White Oak Global Advisors, LLC and one of the nation's leading lenders to the middle market.

“This new credit facility provides improved terms and flexibility in our capital structure, with a lower annual fee expense structure," said Charles & Colvard Chief Financial Officer Clint J. Pete. “We are committed to having the financial capacity and resources in place to pursue growth opportunities, invest in the business, and implement other shareholder value enhancing initiatives.”

The new three-year $5 million asset-based credit facility provides Charles & Colvard working capital for general corporate purposes. The credit facility is secured by Charles & Colvard assets, and subject to customary covenants. The credit facility is undrawn and the Company currently does not have any other long-term debt. The Company’s previous credit facility with Wells Fargo Bank matured on June 25, 2018 and was terminated in accordance with its terms.

“As a non-bank lender, we were able to work with the Charles & Colvard team to customize a financing solution that best fit their needs. We believe this asset-based facility will have a positive impact on their business,” said WOCF CEO Robert Grbic.

About Charles & Colvard, Ltd.

Charles & Colvard (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce-driven business, the Company uses innovative technology and sustainable practices to lead a revolution in the jewelry industry. As the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide, Charles & Colvard delivers a brilliant product at a revolutionary value that meets the needs of today’s discerning customer. Jewelry consumers seek Charles & Colvard products because of their exceptional quality as well as their environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in the Research Triangle Park, North Carolina. For more information, please visit www.charlesandcolvard.com.

About White Oak Commercial Finance

White Oak Commercial Finance, LLC (“WOCF”) is a global financial products and services company providing credit facilities to middle market companies between $1 - $30 million. WOCF's solutions include asset-based lending, full-service factoring, invoice discounting, supply chain financing, inventory financing, U.S. import/export financing, trade credit risk management, account receivables management and credit and collections support. WOCF is an affiliate of White Oak Global Advisors, LLC and its institutional clients. More information can be found at www.whiteoaksf.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retailer partners; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of silicon carbide; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; the potential adverse effect of recent U.S. tax legislation; the impact of significant changes in e-commerce opportunities, technology, or models; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; risks of conducting business in foreign countries; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations

Jenny Kobin

800-695-0650

Jenny.Kobin@IRAdvisory.com